Exhibit 99.1

SAIC Appoints Hilary L. Hageman as Executive Vice President, General Counsel, and Corporate Secretary

RESTON, Va.—(BUSINESS WIRE)— Science Applications International Corp. (NYSE: SAIC) today announces the appointment of Hilary L. Hageman as Executive Vice President, General Counsel, and Corporate Secretary, effective July 11, 2022. Steven G. Mahon, SAIC’s Executive Vice President, General Counsel, and Corporate Secretary since 2015, is retiring on September 30, 2022.

Hageman served at SAIC as a Senior Vice President and Deputy General Counsel until 2019, when she became the General Counsel and Corporate Secretary of Cubic Corporation, a defense and transportation company. Previously holding senior legal roles at the Department of Defense, she has a Master of Laws degree from Georgetown University, a Juris Doctorate degree from Emory University School of Law and a Bachelor of Arts degree in History from Vassar College.

“Steve’s reputation for working tirelessly throughout his career, first during his service to our nation in the U.S. Army and later at SAIC, is well earned and sets the standard for leadership in the practice of the law,” said SAIC Chief Executive Officer Nazzic Keene. “Steve is going to be greatly missed and has the gratitude of everyone in our company for his dedication and commitment to our mission and a job well done. As we move forward, I am pleased to welcome Hilary back to SAIC as our new General Counsel. She is an exceptional addition to our leadership team and I look forward to working with her,” continued Keene.

About SAIC

SAIC® is a premier Fortune 500® technology integrator driving our nation’s technology transformation. Our robust portfolio of offerings across the defense, space, civilian and intelligence markets includes secure high-end solutions in engineering, digital, artificial intelligence and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective and efficient solutions that are critical to achieving our customers’ missions.

We are approximately 26,000 strong; driven by mission, united by purpose, and inspired by opportunities. SAIC is an Equal Opportunity Employer, fostering a culture of diversity, equity and inclusion, which is core to our values and important to attract and retain exceptional talent. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.4 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,”

“anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

Contacts

Shane Canestra

703.676.2720 | shane.p.canestra@saic.com

Source: Science Applications International Corp.